                                                                     EXHIBIT 4.7

================================================================================


                                                              CUSIP: U25386 AA 8

                                                              ISIN: USU25386AA85

No. __                                                                $_______

                                DIGITALNET, INC.

                            9% Senior Notes due 2010

Issue Date: July 3, 2003

          DigitalNet, Inc., a Delaware corporation (the "ISSUER", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the
principal sum of                                      ($       ), as such sum
may be listed on the Schedule of Exchanges of Interests in the Global Note attached hereto on July 3, 2010.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2004.

Record Dates: January 1 and July 1.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


================================================================================

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                   DIGITALNET, INC.


                                      by

                                         ---------------------------------------
                                         Name:  Ken S. Bajaj
                                         Title: President, Chief Executive
                                                Officer and Chairman of the
                                                Board of Directors


                                      by

                                         ---------------------------------------
                                         Name:  Jack Pearlstein
                                         Title: Secretary, Treasurer and Chief
                                                Financial Officer

                    (Trustee's Certificate of Authentication)

This is one of the 9% Senior Notes due 2010 described in the within-mentioned Indenture.

Dated: July 3, 2003

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,

as Trustee

     by

        ------------------------------------
        Name:  Joseph P. O'Donnell
        Title: Corporate Trust Officer

               For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 3, 2003 (the "Indenture") among DigitalNet, Inc., the other Guarantors (as defined in the Indenture) and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided in the Indenture), and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same,
     (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

          IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.


                                   DIGITALNET HOLDINGS, INC.

                                      by

                                         ---------------------------------------
                                         Name:  Ken S. Bajaj
                                         Title: President, Chief Executive
                                                Officer and Chairman of the
                                                Board of Directors


                                      by

                                         ---------------------------------------
                                         Name:  Jack Pearlstein
                                         Title: Secretary, Treasurer and Chief
                                                Financial Officer


                                   DIGITALNET GOVERNMENT
                                         SOLUTIONS, LLC

                                      by

                                         ---------------------------------------
                                         Name:  Ken S. Bajaj
                                         Title: Chief Executive Officer
                                                and Chairman of the Board of
                                                Managers


                                      by

                                         ---------------------------------------
                                         Name:  Jack Pearlstein
                                         Title: Senior Vice President and
                                                Assistant Secretary

                                DIGITALNET, INC.

                            9% Senior Notes due 2010

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT:

(A)  THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY

     (i)      (a) TO A PERSON  WHOM THE SELLER  REASONABLY  BELIEVES IS A
                  QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,

              (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER
                  THE SECURITIES ACT,

              (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION
                  MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT,

              (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE
                  501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR

              (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION
                  REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

     (ii)     TO THE ISSUER, OR

     (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE
              JURISDICTION AND

(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

              Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) INTEREST. The Issuer promises to pay interest on the principal amount of this Note at 9% per annum from the date hereof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuer shall pay interest and Liquidated Damages, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED FURTHER that the first Interest Payment Date shall be January 15, 2004. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy
     Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          (2) METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuer maintained for such purpose in The City of New York, or, at the option of the Issuer, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and to any Holder which shall have provided wire transfer instructions to the Issuer or the Paying Agent as provided in Section 2.03 of the Indenture. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) PAYING AGENT AND REGISTRAR. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

          (4) INDENTURE. The Issuer issued the Notes under an Indenture dated as of July 3, 2003 ("INDENTURE") among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

          (5)  OPTIONAL REDEMPTION.

               (a) Except as set forth in paragraph 5(b) below, the Issuer shall not have the option to redeem any Notes prior to July 15, 2007. Thereafter, the Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15, of the years indicated below (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date):

 YEAR                                                               PERCENTAGE
 ----                                                               ----------
 2007..........................................................       104.50%
 2008..........................................................       102.25%
 2009 and thereafter...........................................       100.00%

               (b) Notwithstanding the foregoing, at any time prior to July 15, 2006, the Issuer may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture (calculated giving effect to any issuance of Additional Notes) at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Issuer; PROVIDED that (A) at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture (calculated giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Issuer and its Subsidiaries; and (B) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

          (6)  REPURCHASE AT OPTION OF HOLDER.

               (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an offer by the Issuer (a "Change of Control Offer") at an offer price (a "Change of Control Payment") in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase; PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change of Control, the Issuer will not be obligated to offer to purchase or purchase the Notes pursuant to Section
     4.14 of the Indenture if, prior to the time that the Issuer would be required to offer to purchase the Notes as a result of such Change of Control, the Issuer has mailed the requisite irrevocable notice to redeem all the outstanding Notes pursuant to Section 3.03 of the Indenture and redeems all the Notes in accordance with such notice. Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the "Change of Control Payment Date") specified in such notice, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

               (b) Upon certain circumstances specified in the Indenture, the Issuer may be required to repurchase the Notes with the proceeds of any Asset Sale.

          (7) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. Transfer may be restricted as provided in the Indenture.

          (8) PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as its owner for all purposes.

          (9) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, omission, defect or inconsistency, or to make any change that does not adversely affect the legal rights under the Indenture of any such Holder.

          (10) DEFAULTS AND REMEDIES. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to DigitalNet Holdings, any Subsidiary of DigitalNet Holdings that owns Equity Interests of the Issuer, the Issuer, any Subsidiary Guarantor or any Significant Subsidiary of the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuer specifying the Event of Default. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and the consequences provided in the Indenture, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes; PROVIDED, HOWEVER that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration pursuant to Section 6.02 of the Indenture, and its consequences if certain conditions are satisfied.

              In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to Section 3.07(a) of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in Section 3.07(b) of the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

          (11) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

          (12) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          (13) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (14) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of July 3, 2003, between the Issuer, the Guarantors and the parties named on the signature pages thereof (the "REGISTRATION RIGHTS AGREEMENT") or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Issuer, the Guarantors and the other parties thereto, relating to rights given by the Issuer and the Guarantors to the purchasers of Additional Notes.

          (15) CUSIP AND ISIN NUMBERS. The Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          (16) GUARANTEE. The Issuer's obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

          (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

          (18) COPIES OF DOCUMENTS. The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  DigitalNet Holdings, Inc.
                  2525 Network Place
                  Herndon, Virginia

                  Facsimile: 703-563-7616
                  Attention: Jack Pearlstein

          (19) GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

          (20) REPAYMENT TO THE ISSUER. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.